Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Corp. Earnings Surge in the First Quarter

Volume, Yield Growth Drive Improved Results

MEMPHIS, Tenn., September 17, 2014… FedEx Corp. (NYSE: FDX) today reported earnings of $2.10 per diluted share for the first quarter ended August 31, up 37% from last year’s $1.53 per share.

“FedEx Corp. is off to an outstanding start in fiscal 2015, thanks to very strong performance at FedEx Ground, solid volume and revenue increases at FedEx Freight and healthy growth in U.S. domestic volume at FedEx Express,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “More customers are relying on FedEx because they appreciate the competitive advantages provided by our broad portfolio of solutions.”

First Quarter Results

FedEx Corp. reported the following consolidated results for the first quarter:

•	Revenue of $11.7 billion, up 6% from $11.0 billion the previous year

•	Operating income of $987 million, up 24% from $795 million last year

•	Operating margin of 8.5%, up from 7.2% the previous year

•	Net income of $606 million, up 24% from last year’s $489 million

Operating income increased primarily due to higher volumes and increased yields at all three transportation segments. Results in the first quarter also include benefits from lower pension expense and the company’s profit improvement programs. These benefits were partially offset by higher aircraft maintenance expense due to the timing of certain engine maintenance events.

During the quarter, the company acquired 5.3 million shares of FedEx common stock. As of August 31, 2014, no shares remained under the existing share repurchase authorizations. Share repurchases benefited earnings in the quarter by $0.15 per diluted share.

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Outlook

FedEx reaffirmed its fiscal 2015 earnings forecast of $8.50 to $9.00 per diluted share. The outlook assumes no net year-over-year fuel impact and continued moderate economic growth. The capital spending forecast for fiscal 2015 remains $4.2 billion.

“FedEx reported strong first quarter results, as all three of our transportation segments drove higher revenues and improved profitability year over year,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “Our profit improvement programs are progressing as planned and we continue to expect strong earnings growth this year.”

2015 Rate Increases

As previously announced, FedEx Express, FedEx Ground and FedEx Freight will increase shipping rates effective January 5, 2015.

FedEx Express will increase shipping rates by an average of 4.9% for U.S. domestic, U.S. export and U.S. import services.

FedEx Ground and FedEx Home Delivery will increase shipping rates by an average of 4.9%. In addition, as announced in May, FedEx Ground will also begin applying dimensional weight pricing to all shipments.

FedEx Freight will increase shipping rates by an average of 4.9%. This rate change applies to eligible FedEx Freight shipments within the U.S. (including Alaska, Hawaii, Puerto Rico and the U.S. Virgin Islands), between the contiguous U.S. and Canada, within Canada, between the contiguous U.S. and Mexico, and within Mexico.

Details of all changes to rates and surcharges are available at fedex.com/us/2015rates.

Corporate Headquarters Costs

Effective this fiscal year, the company ceased allocating to its transportation segments the costs associated with the corporate headquarters division. These costs are now included in “Corporate, eliminations and other.” Prior year amounts in this release have been revised to conform to the current presentation.

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FedEx Express Segment

For the first quarter, the FedEx Express segment reported:

•	Revenue of $6.86 billion, up 4% from last year’s $6.61 billion

•	Operating income of $369 million, up 35% from $273 million a year ago

•	Operating margin of 5.4%, up from 4.1% the previous year

Revenue increased due to higher U.S. domestic package volume and international export package yields partially offset by lower freight revenue. U.S. domestic package volume grew 5%, as 8% growth in overnight and deferred box volume was partially offset by lower envelope volume. U.S. domestic yield increased 1% from higher fuel surcharges, changes in service mix and increased rates. FedEx International Priority® volume grew 1%, while FedEx International Economy® volume increased 3%. International export revenue per package increased 3% due to fuel surcharges, higher rates and weight per package.

Operating income and margin improved as higher U.S. domestic package volume, improved international export yield and benefits from profit improvement programs more than offset higher aircraft maintenance expense and lower freight revenues.

FedEx Ground Segment

For the first quarter, the FedEx Ground segment reported:

•	Revenue of $2.96 billion, up 8% from last year’s $2.73 billion

•	Operating income of $545 million, up 13% from $483 million a year ago

•	Operating margin of 18.4%, up from 17.7% the previous year

FedEx Ground average daily volume grew 6% in the first quarter, primarily driven by growth in e-commerce. Revenue per package increased 3% due to increased rates and higher residential and fuel surcharges. FedEx SmartPost average daily volume decreased 10% due to the reduction in volume from a major customer. SmartPost revenue per package increased 10% due to rate increases and improved customer mix, partially offset by higher postage rates.

Operating income increased due to higher revenue per package and volume, partially offset by increased network expansion costs.

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FedEx Freight Segment

For the first quarter, the FedEx Freight segment reported:

•	Revenue of $1.61 billion, up 13% from last year’s $1.42 billion

•	Operating income of $168 million, up 70% from $99 million a year ago

•	Operating margin of 10.4%, up from 7.0% the previous year

Less-than-truckload (LTL) average daily shipments increased 11%, including a 13% increase in demand for Priority service. LTL revenue per shipment increased 3% due to higher weight per shipment, increased fuel surcharge revenue and higher rates.

Operating results improved due to increased LTL revenue per shipment, higher average daily LTL shipments and solid cost management.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $46 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 300,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and first quarter fiscal 2015 Statistical Book. These materials, as well as a webcast of the earnings release conference call to be held at 8:30 a.m. EDT on September 17 are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and

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uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, our ability to execute on our profit improvement programs, legal challenges or changes related to FedEx Ground’s owner-operators, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.

Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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FEDEX CORP. FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2015

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended
	August 31
	2014	2013	%
Revenue:
FedEx Express segment	$6,862	$6,605	4%
FedEx Ground segment	2,960	2,730	8%
FedEx Freight segment	1,609	1,424	13%
FedEx Services segment	374	375	—
Eliminations and other	(121)	(110)	10%

Total Revenue	11,684	11,024	6%
Operating Expenses:
Salaries and employee benefits	4,189	4,077	3%
Purchased transportation	2,054	1,879	9%
Rentals and landing fees	660	640	3%
Depreciation and amortization	651	639	2%
Fuel	1,120	1,104	1%
Maintenance and repairs	556	480	16%
Other	1,467	1,410	4%

Total Operating Expenses	10,697	10,229	5%
Operating Income:
FedEx Express segment	369	273	35%
FedEx Ground segment	545	483	13%
FedEx Freight segment	168	99	70%
Corporate, eliminations and other	(95)	(60)	58%

Total Operating Income	987	795	24%
Other Income (Expense):
Interest, net	(48)	(27)	NM
Other, net	(2)	(2)	NM

Total Other Income (Expense)	(50)	(29)	NM

Income Before Income Taxes	937	766	22%
Provision for Income Taxes	331	277	19%

Net Income	$606	$489	24%

Diluted Earnings Per Share	$2.10	$1.53	37%

Weighted Average Common and
Common Equivalent Shares	289	319	(9%	)
Capital Expenditures	$720	$572	26%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

First Quarter Fiscal 2015

(In millions)

	August 31, 2014
	(Unaudited)	May 31, 2014
ASSETS

Current Assets
Cash and cash equivalents	$2,416	$2,908
Receivables, less allowances	5,487	5,460
Spare parts, supplies and fuel, less allowances	481	463
Deferred income taxes	497	522
Prepaid expenses and other	369	330

Total current assets	9,250	9,683

Property and Equipment, at Cost	40,866	40,691
Less accumulated depreciation and amortization	21,442	21,141

Net property and equipment	19,424	19,550

Other Long-Term Assets
Goodwill	2,775	2,790
Other assets	1,138	1,047

Total other long-term assets	3,913	3,837

	$32,587	$33,070

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities
Current portion of long-term debt	$1	$1
Accrued salaries and employee benefits	1,103	1,277
Accounts payable	1,973	1,971
Accrued expenses	2,076	2,063

Total current liabilities	5,153	5,312

Long-Term Debt, Less Current Portion	4,735	4,736

Other Long-Term Liabilities
Deferred income taxes	2,107	2,114
Pension, postretirement healthcare and other benefit obligations	3,313	3,484
Self-insurance accruals	1,047	1,038
Deferred lease obligations	748	758
Deferred gains, principally related to aircraft transactions	200	206
Other liabilities	163	145

Total other long-term liabilities	7,578	7,745

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	2,629	2,643
Retained earnings	20,921	20,429
Accumulated other comprehensive loss	(3,694)	(3,694)
Treasury stock, at cost	(4,767)	(4,133)

Total common stockholders’ investment	15,121	15,277

	$32,587	$33,070

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

First Quarter Fiscal 2015

(In millions)

(Unaudited)

	Three Months Ended
	August 31
	2014	2013
Operating Activities:
Net income	$606	$489
Noncash charges:
Depreciation and amortization	651	639
Other, net	108	171
Changes in operating assets and liabilities, net	(383)	(370)

Net cash provided by operating activities	982	929
Investing Activities:
Capital expenditures	(720)	(572)
Proceeds from asset dispositions and other	4	10

Net cash used in investing activities	(716)	(562)
Financing Activities:
Dividends paid	(57)	(48)
Purchase of treasury stock	(791)	(278)
Other, net	107	145

Net cash used in financing activities	(741)	(181)

Effect of exchange rate changes on cash	(17)	(7)

Net (decrease) increase in cash and cash equivalents	(492)	179
Cash and cash equivalents at beginning of period	2,908	4,917

Cash and cash equivalents at end of period	$2,416	$5,096

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2015

(Dollars in millions)

(Unaudited)

	Three Months Ended
	August 31
	2014	2013	%
Revenues:
Package Revenue:
U.S. Overnight Box	$1,682	$1,584	6%
U.S. Overnight Envelope	415	419	(1%	)

Total U.S. Overnight	2,097	2,003	5%
U.S. Deferred	795	729	9%

Total U.S. Package Revenue	2,892	2,732	6%

International Priority	1,630	1,576	3%
International Economy	571	532	7%

Total International Export Package	2,201	2,108	4%
International Domestic[1]	371	345	8%

Total Package Revenue	5,464	5,185	5%
Freight Revenue:
U.S.	579	624	(7%	)
International Priority	395	388	2%
International Airfreight	46	54	(15%	)

Total Freight Revenue	1,020	1,066	(4%	)
Other Revenue[2]	378	354	7%

Total Express Revenue	$6,862	$6,605	4%
Operating Expenses:
Salaries and employee benefits	2,485	2,440	2%
Purchased transportation	647	608	6%
Rentals and landing fees	426	421	1%
Depreciation and amortization	374	369	1%
Fuel	970	956	1%
Maintenance and repairs	379	307	23%
Intercompany charges[3]	449	458	(2%	)
Other	763	773	(1%	)

Total Operating Expenses[3]	6,493	6,332	3%

Operating Income[3]	$369	$273	35%

Operating Margin[3]	5.4%	4.1%	1.3 pts

1 –	International Domestic revenues represent international intra-country express operations.
2 –	Includes FedEx Trade Networks and FedEx SupplyChain Systems.
3 –	Prior year amounts have been revised to conform to the current year segment presentation regarding the allocation of corporate headquarters costs.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

First Quarter Fiscal 2015

(Unaudited)

	Three Months Ended
	August 31
	2014	2013	%
PACKAGE STATISTICS[1]

Average Daily Package Volume (000s):
U.S. Overnight Box	1,211	1,112	9%
U.S. Overnight Envelope	527	563	(6%	)

Total U.S. Overnight Package	1,738	1,675	4%
U.S. Deferred	846	790	7%

Total U.S. Domestic Package	2,584	2,465	5%

International Priority	409	406	1%
International Economy	170	165	3%

Total International Export Package	579	571	1%
International Domestic[2]	816	789	3%

Total Average Daily Packages	3,979	3,825	4%

Yield (Revenue Per Package):
U.S. Overnight Box	$21.69	$22.27	(3%	)
U.S. Overnight Envelope	12.32	11.61	6%

U.S. Overnight Composite	18.85	18.68	1%
U.S. Deferred	14.68	14.42	2%

U.S. Domestic Composite	17.49	17.32	1%

International Priority	62.19	60.65	3%
International Economy	52.60	50.41	4%

Total International Export Composite	59.38	57.70	3%
International Domestic[2]	7.10	6.84	4%

Composite Package Yield	$21.46	$21.18	1%

FREIGHT STATISTICS

Average Daily Freight Pounds (000s):
U.S.	7,318	7,423	(1%	)
International Priority	2,792	2,862	(2%	)
International Airfreight	670	850	(21%	)

Total Avg Daily Freight Pounds	10,780	11,135	(3%	)

Revenue Per Freight Pound:
U.S.	$1.24	$1.31	(5%	)
International Priority	2.21	2.12	4%
International Airfreight	1.07	0.99	8%

Composite Freight Yield	$1.48	$1.50	(1%	)

Operating Weekdays	64	64	—

1	– Package and freight statistics include only the operations of FedEx Express.
2	– International Domestic revenues represent international intra-country express operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2015

(Dollars in millions)

(Unaudited)

	Three Months Ended
	August 31
	2014	2013	%
FINANCIAL HIGHLIGHTS
Revenues:
FedEx Ground	$2,739	$2,506	9%
FedEx SmartPost	221	224	(1%	)

Total Revenues	$2,960	$2,730	8%
Operating Expenses:
Salaries and employee benefits	448	414	8%
Purchased transportation	1,154	1,064	8%
Rentals	108	92	17%
Depreciation and amortization	119	111	7%
Fuel	3	3	—
Maintenance and repairs	56	53	6%
Intercompany charges[1]	275	270	2%
Other	252	240	5%

Total Operating Expenses[1]	2,415	2,247	7%

Operating Income[1]	$545	$483	13%

Operating Margin[1]	18.4%	17.7%	0.7 pts
OPERATING STATISTICS
Operating Weekdays
FedEx Ground	64	64	—
FedEx SmartPost	64	64	—
Average Daily Package Volume (000s)
FedEx Ground	4,576	4,313	6%
FedEx SmartPost	1,880	2,092	(10%	)
Yield (Revenue Per Package)
FedEx Ground	$9.33	$9.05	3%
FedEx SmartPost	$1.84	$1.67	10%

1 –	Prior year amounts have been revised to conform to the current year segment presentation regarding the allocation of corporate headquarters costs.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2015

(Dollars in millions)

(Unaudited)

	Three Months Ended
	August 31
	2014	2013	%
FINANCIAL HIGHLIGHTS

Revenue	$1,609	$1,424	13%

Operating Expenses:
Salaries and employee benefits	656	598	10%
Purchased transportation	284	234	21%
Rentals	32	32	—
Depreciation and amortization	58	57	2%
Fuel	147	145	1%
Maintenance and repairs	46	46	—
Intercompany charges[1]	110	113	(3%	)
Other	108	100	8%

Total Operating Expenses[1]	1,441	1,325	9%

Operating Income[1]	$168	$99	70%

Operating Margin[1]	10.4%	7.0%	3.4 pts

OPERATING STATISTICS

LTL Operating Weekdays	64	64	—

Average Daily LTL Shipments (000s)
Priority	69.0	61.1	13%
Economy	29.1	27.6	5%

Total Average Daily LTL Shipments	98.1	88.7	11%

Weight Per LTL Shipment (lbs)
Priority	1,258	1,244	1%
Economy	1,013	993	2%

Composite Weight Per LTL Shipment	1,185	1,166	2%

LTL Revenue/Shipment
Priority	$228.07	$222.46	3%
Economy	265.42	256.45	3%

Composite LTL Revenue/Shipment	$239.16	$233.05	3%

LTL Revenue/CWT
Priority	$18.14	$17.88	1%
Economy	26.19	25.84	1%

Composite LTL Revenue/CWT	$20.18	$19.99	1%

1 –	Prior year amounts have been revised to conform to the current year segment presentation regarding the allocation of corporate headquarters costs.